Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	President
	IPG Photonics Corporation	Sharon Merrill Associates
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS PRELIMINARY FOURTH QUARTER 2016 FINANCIAL RESULTS IN ADVANCE OF PHOTONICS WEST CONFERENCE
Expects to Report Record Revenue of $1 Billion for 2016 and $280 Million for Q4
Driven by Strength in Materials Processing Sales
OXFORD, Mass. – January 30, 2017 - IPG Photonics Corporation (NASDAQ: IPGP) today reported preliminary financial results for the fourth quarter ended December 31, 2016. For the fourth quarter, IPG expects to report revenue of approximately $280 million compared with the previously guided range of $255 million to $270 million, and earnings per diluted share in the range of $1.39 to $1.42, including a benefit of $0.02 from foreign exchange, compared with previous guidance of between $1.17 and $1.32 per diluted share. As IPG Photonics' year-end audit is not complete, these preliminary results are subject to adjustments from the audit. The Company is issuing preliminary results in advance of the Photonics West Conference. The Q4 earnings announcement will take place on February 14, 2017.
Management Comments
"We expect to report another quarter of record revenue and earnings, with full-year revenue exceeding $1 billion for the first time," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "We are extremely pleased to have achieved this landmark revenue level in the quarter that marks our tenth anniversary as a public company. Our approximately 25% year-over-year increase in fourth-quarter revenue was primarily driven by the continued strong performance of materials processing. Geographically, we saw our strongest growth in Asia and Europe. In terms of products, growth was primarily driven by high-power fiber lasers, QCW lasers, pulsed lasers and amplifiers used in telecommunications applications. We look forward to providing our full fourth-quarter results, an update on our strategic progress and guidance for the first quarter of 2017 on our regular fourth-quarter conference call on February 14."
Conference Call Reminder
The Company will hold a conference call to review its financial results and business highlights as well as revenue and earnings per share guidance for the first quarter of 2017 on Tuesday, February 14, 2017 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the "Investors" section of the Company's website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. An archived version of the webcast will be available for approximately one year on IPG's website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, the Company's expectations for revenue and earnings per share for the fourth quarter of 2016. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 26, 2016) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.